                                                                      Exhibit 12

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                               CBRE Holding, Inc.
                                     Issuer

                       16% Senior Notes Due July 20, 2011


                               -------------------

                                    INDENTURE

                            Dated as of July 20, 2001

                               -------------------


                       State Street Bank and Trust Company
                               of California, N.A.
                                     Trustee

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

                              CROSS-REFERENCE TABLE

  TIA                                                                               Indenture
Section                                                                              Section
-------                                                                             ---------
310(a)(1)..................................................................         7.10
   (a)(2)..................................................................         7.10
   (a)(3)..................................................................         N.A.
   (a)(4)..................................................................         N.A.
   (b).....................................................................         7.08; 7.10
   (c).....................................................................         N.A.
311(a).....................................................................         7.11
   (b).....................................................................         7.11
   (c).....................................................................         N.A.
312(a).....................................................................         2.05
   (b).....................................................................         10.03
   (c).....................................................................         10.03
313(a).....................................................................         7.06
   (b)(1)..................................................................         N.A.
   (b)(2)..................................................................         7.06
   (c).....................................................................         11.02
   (d).....................................................................         7.06
314(a).....................................................................         4.02; 10.02
   (b).....................................................................         N.A.
   (c)(1)..................................................................         10.04
   (c)(2)..................................................................         10.04
   (c)(3)..................................................................         N.A.
   (d).....................................................................         N.A.
   (e).....................................................................         10.05
   (f).....................................................................         N.A.
315(a).....................................................................         7.01
   (b).....................................................................         7.05; 10.02
   (c).....................................................................         7.01
   (d).....................................................................         7.01
   (e).....................................................................         6.11
316(a)(last sentence) .....................................................         10.06
   (a)(1)(A)...............................................................         6.05
   (a)(1)(B)...............................................................         6.04
   (a)(2)..................................................................         N.A.
   (b).....................................................................         6.07
317(a)(1)..................................................................         6.08
   (a)(2)..................................................................         6.09
   (b).....................................................................         2.04
318(a).....................................................................         10.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                                        Page
                                                                                                                        ----
ARTICLE 1

         Definitions and Incorporation by Reference

         SECTION 1.01...................................................................................Definitions        1

         SECTION 1.02.............................................................................Other Definitions       28

         SECTION 1.03.............................................Incorporation by Reference of Trust Indenture Act       29

         SECTION 1.04.........................................................................Rules of Construction       29

ARTICLE 2

         The Securities

         SECTION 2.01...............................................................................Form and Dating       30

         SECTION 2.02..................................................................Execution and Authentication       30

         SECTION 2.03....................................................................Registrar and Paying Agent       30

         SECTION 2.04...........................................................Paying Agent To Hold Money in Trust       32

         SECTION 2.05..........................................................................Securityholder Lists       32

         SECTION 2.06.........................................................................Transfer and Exchange       32

         SECTION 2.07........................................................................Replacement Securities       32

         SECTION 2.08........................................................................Outstanding Securities       32

         SECTION 2.09..........................................................................Temporary Securities       33

         SECTION 2.10..................................................................................Cancellation       33

         SECTION 2.11............................................................................Defaulted Interest       33

         SECTION 2.12.................................................................................CUSIP Numbers       33

         SECTION 2.13.............................................................Issuance of Additional Securities       34

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

                                                                                                                        Page
                                                                                                                        ----
ARTICLE 3

         Redemption

         SECTION 3.01............................................................................Notices to Trustee       35

         SECTION 3.02........................................................Selection of Securities To Be Redeemed       36

         SECTION 3.03..........................................................................Notice of Redemption       36

         SECTION 3.04................................................................Effect of Notice of Redemption       37

         SECTION 3.05...................................................................Deposit of Redemption Price       37

         SECTION 3.06...................................................................Securities Redeemed in Part       37

ARTICLE 4

         Covenants

         SECTION 4.01.........................................................................Payment of Securities       38

         SECTION 4.02...................................................................................SEC Reports       38

         SECTION 4.03....................................................................Limitation on Indebtedness       38

         SECTION 4.04.............................................................Limitation on Restricted Payments       41

         SECTION 4.05......................Limitation on Restrictions on Distributions from Restricted Subsidiaries       45

         SECTION 4.06............................................Limitation on Sales of Assets and Subsidiary Stock       46

         SECTION 4.07..........................................................Limitation on Affiliate Transactions       49

         SECTION 4.08................Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries       50

         SECTION 4.09.............................................................................Change of Control       50

         SECTION 4.10...........................................................................Limitation on Liens       52

         SECTION 4.11...........................................................................Conduct of Business       52

         SECTION 4.12........................................................................Compliance Certificate       52

         SECTION 4.13................................................................Payment of Additional Interest       53

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

                                                                                                                        Page
                                                                                                                        ----
         SECTION 4.14..................................................................Further Instruments and Acts       53

ARTICLE 5

         Merger and Consolidation

         SECTION 5.01.....................................................When Company May Merge or Transfer Assets       53

ARTICLE 6

         Defaults and Remedies

         SECTION 6.01.............................................................................Events of Default       54

         SECTION 6.02..................................................................................Acceleration       57

         SECTION 6.03................................................................................Other Remedies       57

         SECTION 6.04.......................................................................Waiver of Past Defaults       57

         SECTION 6.05...........................................................................Control by Majority       57

         SECTION 6.06...........................................................................Limitation on Suits       58

         SECTION 6.07..........................................................Rights of Holders to Receive Payment       58

         SECTION 6.08....................................................................Collection Suit by Trustee       58

         SECTION 6.09..............................................................Trustee May File Proofs of Claim       58

         SECTION 6.10....................................................................................Priorities       59

         SECTION 6.11.........................................................................Undertaking for Costs       60

         SECTION 6.12..............................................................Waiver of Stay or Extension Laws       60

ARTICLE 7

         Trustee

         SECTION 7.01.............................................................................Duties of Trustee       60

         SECTION 7.02.............................................................................Rights of Trustee       61

         SECTION 7.03..................................................................Individual Rights of Trustee       62

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

                                                                                                                        Page
                                                                                                                        ----
         SECTION 7.04..........................................................................Trustee's Disclaimer       62

         SECTION 7.05............................................................................Notice of Defaults       62

         SECTION 7.06.................................................................Reports by Trustee to Holders       62

         SECTION 7.07....................................................................Compensation and Indemnity       62

         SECTION 7.08........................................................................Replacement of Trustee       63

         SECTION 7.09...................................................................Successor Trustee by Merger       64

         SECTION 7.10.................................................................Eligibility; Disqualification       64

         SECTION 7.11.............................................Preferential Collection of Claims Against Company       64

ARTICLE 8

         Discharge of Indenture; Defeasance

         SECTION 8.01..............................................Discharge of Liability on Securities; Defeasance       64

         SECTION 8.02......................................................................Conditions to Defeasance       65

         SECTION 8.03....................................................................Application of Trust Money       67

         SECTION 8.04..........................................................................Repayment to Company       67

         SECTION 8.05..........................................................Indemnity for Government Obligations       67

         SECTION 8.06.................................................................................Reinstatement       67

ARTICLE 9

         Amendments

         SECTION 9.01....................................................................Without Consent of Holders       67

         SECTION 9.02.......................................................................With Consent of Holders       68

         SECTION 9.03...........................................................Compliance with Trust Indenture Act       69

         SECTION 9.04.................................................Revocation and Effect of Consents and Waivers       69

         SECTION 9.05.........................................................Notation on or Exchange of Securities       69

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

                                                                                                                        Page
                                                                                                                        ----
         SECTION 9.06....................................................................Trustee To Sign Amendments       69

         SECTION 9.07...........................................................................Payment for Consent       70

ARTICLE 10

         Miscellaneous

         SECTION 10.01.................................................................Trust Indenture Act Controls       70

         SECTION 10.02......................................................................................Notices       70

         SECTION 10.03..................................................Communication by Holders with Other Holders       71

         SECTION 10.04...........................................Certificate and Opinion as to Conditions Precedent       71

         SECTION 10.05................................................Statements Required in Certificate or Opinion       71

         SECTION 10.06..................................................................When Securities Disregarded       71

         SECTION 10.07.................................................Rules by Trustee, Paying Agent and Registrar       72

         SECTION 10.08...............................................................................Legal Holidays       72

         SECTION 10.09................................................................................Governing Law       72

         SECTION 10.10...................................................................No Recourse Against Others       72

         SECTION 10.11...................................................................................Successors       72

         SECTION 10.12...........................................................................Multiple Originals       72

         SECTION 10.13..................................................................Table of Contents; Headings       72


Rule 144A/IAI Appendix
Exhibit 1  --  Form of Initial Security
Exhibit A  --  Form of Exchange Security or Private Exchange Security

                INDENTURE dated as of July 20, 2001, between CBRE Holding, Inc., a Delaware corporation (the "Company") and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. (the "Trustee").

                Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

ITEM 2. ARTICLE 1

        DEFINITIONS AND INCORPORATION BY REFERENCE

                0. SECTION 1.01. Definitions.

                "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                "Additional Assets" means (1) any property or other assets (other than Indebtedness and Capital Stock) used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

                "Additional Securities" means 16% Senior Notes Due July 20, 2011 issued from time to time after the Issue Date in accordance with the terms of this Indenture (including 16% Senior Notes Due July 20, 2011 issued as PIK Interest) (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

                "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such

Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

                (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

                (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment, (C) the sale by Melody of assets purchased and/or funded pursuant to the Melody Mortgage Warehousing Facility or the Melody Loan Arbitrage Facility, (D) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (E) a disposition of Temporary Cash Investments in the ordinary course of business, (F) the disposition of property or assets that are obsolete, damaged or worn out, (G) the lease or sublease of office space in the ordinary course of business, (H) sales by Melody of debt servicing rights not in excess of $5.0 million in the aggregate and (I) a disposition of assets with a fair market value of less than $750,000 (a "de minimis disposition"), so long as the sum of such de minimis disposition plus all other de minimis dispositions previously made in the same calendar year does not exceed $3.0 million in the aggregate);

provided, however, that a disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by
Section 4.09 and/or Section 5.01 and not by Section 4.06.

                "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

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

                "Average Life" means, as of the date of determination, with respect to any Indebtedness the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(2) the sum of all such payments.

                "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

                "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

                "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                "Cash Equity Contributions" shall mean (a) the contribution to the Company of not less than $98,800,000 in cash in the form of equity (it being understood that (i) any contribution to the Company by RCBA of shares of common equity of CB Richard in excess of 2,345,900 shares will be considered a cash contribution by RCBA in an amount equal to $16.00 multiplied by the number of shares constituting such excess and a contribution of such amount from the Company to CB Richard and (ii) the transfer by designated managers of an aggregate of up to $2.6 million of deferred compensation plan account balances (currently reflected as cash surrender value of insurance policies, deferred compensation plan in the financial statements of CB Richard) to stock fund units shall be deemed to be a cash contribution to the Company of the amount of such transfer and a contribution of such amount from the Company to CB Richard to the extent (x) accounted for as equity of the Company and (y) such transfer of an account balance results in a transfer to CB Richard of cash from the trust relating to such deferred compensation plan) and (b) the contribution by the Company of the amount so received, together with the net proceeds from its sale of the Notes, to CB Richard as equity in exchange for Capital Stock (other than Disqualified Stock) of CB Richard.

                "Cash Interest" means cash interest payable on the Securities.

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

                "CB Richard" means CB Richard Ellis Services, Inc., a Delaware corporation.

                "Change of Control" means the occurrence of any of the following events:

                (1) prior to the first underwritten public offering of common stock of the Company or, in the case of clause (ii) below only, such earlier time as DLJ Investment Funding, Inc. and its Affiliates cease to own of record and beneficially, directly or indirectly, at least 50% of the principal amount of Notes owned by DLJ Investment Funding, Inc. and its Affiliates on the Closing Date, (i) the Permitted Holders cease to (A) be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities by the Company or otherwise or (B) majority of the Board of Directors or (ii) RCBA ceases to own of record and beneficially, directly or indirectly, a number of shares of common stock of the Company equal to at least 50% of the total number of shares of common stock of the Company owned of record by RCBA as of the Closing Date, adjusted for stock splits and stock dividends (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent entity);

                (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above, except that in the event the Permitted Holders are part of a group pursuant to Rule 13d-5(b)(1), the Permitted Holders shall be deemed not to have beneficial ownership of any shares held by persons other than Permitted Holders forming a part of such group), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in

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

        clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                (4) the adoption of a plan relating to the liquidation or dissolution of the Company or CB Richard;

                (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or

                (6) the Company ceases to be the beneficial owner, directly, of 100% of the outstanding Capital Stock of CB Richard other than shares of Capital Stock of CB Richard issuable upon exercise of employee stock options outstanding on the Issue Date.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

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

                "Consolidated Coverage Ratio" as of any date of determination means the ratio of

                (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending prior to the date of such determination to

                (y) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

                (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,

                (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the

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

        Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

                (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication,

                (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

                (2)     amortization of debt discount and debt issuance cost,

                (3)     capitalized interest,

                (4)     non-cash interest expense,

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

                (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                (6) net payments pursuant to Hedging Obligations in respect of Indebtedness,

                (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock),

                (8) interest incurred in connection with Investments in discontinued operations,

                (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and

                (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Transactions, (B) the amortization during such period of other capitalized financing costs; provided, however, that the aggregate amount of amortization relating to any such other capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 3.5% of the aggregate amount of the financing giving rise to such capitalized financing costs and (C) interest expense relating to the Notes.

                "Consolidated Net Income" means, for any period, the sum of (1) the net income of the Company and its consolidated Subsidiaries and (2) to the extent deducted in calculating net income of the Company and its consolidated Subsidiaries, (A) any non-recurring fees, expenses or charges related to the Transactions, (B) any non-recurring charges related to one-time severance or lease termination costs incurred in connection with the Transactions and (C) for all purposes other than the making of a Restricted Payment by the Company (other than an Investment), interest expense relating to the Notes; provided, however, that there shall not be included in such Consolidated Net Income:

                (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                        (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or

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

                a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

                        (B) the Company's equity in a net loss of any such Person to the extent accounted for pursuant to the equity method of accounting for such period shall be included in determining such Consolidated Net Income;

                (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company other than, for all purposes except the making of a Restricted Payment (other than an Investment) by the Company, restrictions imposed by the terms of the Credit Agreement and the Senior Subordinated Notes, in each case, as in effect on the Issue Date or pursuant to Refinancing Indebtedness Incurred to refinance the Credit Agreement or Senior Subordinated Notes; provided, however, that that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the noteholders than encumbrances and restrictions with respect to the payment of dividends or the making of distributions to the Company contained in such predecessor agreements; and except that:

                        (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and

                        (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                (5)     extraordinary gains or losses;

                (6) the cumulative effect of a change in accounting principles;

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

                (7) any income or losses attributable to discontinued operations (including operations disposed of during such periods whether or not such operations were classified as discontinued);

                (8) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

                (9) if the Successor Company is not the Company, the aggregate net income (or loss) of such Successor Company prior to the consolidation, merger or transfer resulting in such Successor Company.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D).

                "Credit Agreement" means the Credit Agreement to be entered into among CB Richard, the Company, as guarantor, the lenders referred to therein, Credit Suisse First Boston, as Administrative Agent, Sole Lead Arranger and Sole Book Manager, and the Syndication Agent and Documentation Agent named therein, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any amendment or modification that increases the amount of Indebtedness available to be borrowed thereunder) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

                "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

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

                (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee's death or disability; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                "DTC" means the Depository Trust Company.

                "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries,

                (2)     Consolidated Interest Expense,

                (3) any non-recurring fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Incurrence of Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case not exceeding $5.0 million in the aggregate for all such non-recurring fees, expenses and charges

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

        attributable to the same transaction or event (or group of related transactions or events),

                (4) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period),

                (5) all other non-cash losses, expenses and charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash loss, expense or charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

                (6) any non-recurring charges that are incurred and associated with the restructuring of the operations of the Company and its consolidated Subsidiaries announced prior to the Issue Date and implemented within 90 days after the Issue Date, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                "Equity Offering" means any primary offering of Capital Stock of the Company or CB Richard (other than Disqualified Stock)to Persons who are not Affiliates of the Company other than (1) public offerings with respect to the Company's Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exchange Securities" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

                "Exempt Subsidiary" means any Restricted Subsidiary that shall have had aggregate EBITDA of less than $250,000 for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending prior to the date of the issuance or sale of its Capital Stock giving rise to such determination; provided, however, that such sale or issuance is pursuant to a plan or program for the sale or issuance of Capital Stock a majority of which is sold to local management or to local strategic investors.

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

                "Facilities" means the Term Loan Facilities and the Revolving Credit Facilities.

                "Foreign Restricted Subsidiary" means any Restricted Subsidiary not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

                "Freeman Spogli" means collectively, (1) FS Equity Partners III, L.P., (2) FS Equity Partners International L.P., (3) any investment fund that is affiliated with Freeman Spogli & Co. Incorporated and (4) Freeman Spogli & Co. Incorporated and any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or any entity controlled by, or under common control with, Freeman Spogli & Co. Incorporated.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

                (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                (2) statements and pronouncements of the Financial Accounting Standards Board,

                (3) such other statements by such other entity as approved by a significant segment of the accounting profession and

                (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

                (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

                (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

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

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or similar agreement.

                "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03, (1) amortization of debt discount or the accretion of principal with respect to a noninterest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

                "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses
        (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the twentieth Business Day following payment on the letter of credit);

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

                (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with Section 1.04(7) (but excluding, in each case, any accrued dividends);

                (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. Indebtedness of any Person shall include all Indebtedness of any partnership or other entity in which such Person is a general partner or other equity holder with unlimited liability other than Indebtedness which by its terms is non-recourse to such Person and its assets.

                The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

                "Indenture" means this Indenture as amended or supplemented from time to time.

                "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

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

                "Initial Securities" means (1) $65.0 million aggregate principal amount of 16% Senior Notes Due July 20, 2011 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

                "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

                For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04,

                (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Group (or any successor to the rating agency business thereof), respectively.

                "Issue Date" means the date on which the Securities are initially issued.

                "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

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

                "Melody" means L.J. Melody & Company, a Texas corporation.

                "Melody Loan Arbitrage Facility" means a credit facility provided to Melody by any depository bank in which Melody deposits payments relating to mortgage loans for which Melody is servicer prior to distribution of such payments to or for the benefit of the holders of such loans, so long as (1) Melody applies all proceeds of loans made under such credit facility to purchase Temporary Cash Investments and (2) all such Temporary Cash Investments purchased by Melody with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

                "Melody Mortgage Warehousing Facility" means the credit facility provided by Residential Funding Corporation ("RFC") or any substantially similar facility extended to any Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which RFC or another lender makes loans to Melody, the proceeds of which loans are applied by Melody (or any Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by Melody (or any Mortgage Banking Subsidiary) subject to an unconditional, irrevocable (subject to customary exceptions) commitment to purchase such mortgage loans by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental entity so long as loans made by RFC or such other lender to Melody (or any Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by Melody (or any Mortgage Banking Subsidiary) with the proceeds of such loans and RFC or such other lender has a perfected first priority security interest therein, to secure loans made under such credit facility.

                "Melody Permitted Indebtedness" means Indebtedness of Melody under the Melody Loan Arbitrage Facility, the Melody Mortgage Warehousing Facility and the Melody Working Capital Facility and Indebtedness of any Mortgage Banking Subsidiary under the Melody Mortgage Warehousing Facility that is, in all cases, non-recourse to the Company or any of its other Subsidiaries.

                "Melody Working Capital Facility" means a credit facility provided by a financial institution to Melody, so long as (1) the proceeds of loans thereunder are applied only to provide working capital to Melody, (2) loans under such credit facility are unsecured, and (3) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1.0 million.

                "Merger" means the merger of Blum CB Corp. with and into CB Richard pursuant to the Merger Agreement.

                "Merger Agreement" means the amended and restated agreement and plan of merger dated as of May 31, 2001, between CB Richard, the Company and Blum CB Corp., as such agreement may be further amended so long as such amendments are not adverse to Holders, and all other documents entered into or delivered in connection with the Merger Agreement.

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

                "Mortgage Banking Activities" means the origination by a Mortgage Banking Subsidiary of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than the Company or any of its Subsidiaries) within sixty days after the origination thereof; provided, however, that in each case prior to origination of any mortgage loan, the Company, CB Richard or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable purchase and sale agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business.

                "Mortgage Banking Subsidiary" means Melody and its subsidiaries that are engaged in Mortgage Banking Activities.

                "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                (1) all legal, accounting, investment banking and brokerage fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

                (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

                (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition, and

                (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

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

                "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                "Offering Circular" means the Confidential Offering Circular dated June 29, 2001 relating to the Securities.

                "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chairman of the Americas, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

                "Officers' Certificate" means a certificate signed by two Officers.

                "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                "Permitted Co-investment" means any Investment by any Restricted Subsidiary which is formed solely to acquire up to 5% of the Capital Stock of any Person (a "Co-investment Entity") managed by such Restricted Subsidiary whose principal purpose is to invest, directly or indirectly, in commercial real estate; provided, however, that such Restricted Subsidiary is acting in such capacity pursuant to an arrangement substantially similar to arrangements entered into by Restricted Subsidiaries involved in such activities prior to the Issue Date.

                "Permitted Holders" means (1) RCBA and Freeman Spogli, (2) any member of senior management of the Company on the Issue Date and (3) DLJ Investment Funding, Inc. and its affiliates.

                "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in

                (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that (A) the primary business of such Restricted Subsidiary is a Related Business and (B) such Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

                (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                (3)     cash and Temporary Cash Investments;

                (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in

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

        accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                (5) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                (6) loans or advances to employees or independent contractors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                (7) loans or advances to clients and vendors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding $1.5 million;

                (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                (9) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

                (10) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                (11) Hedging Obligations entered into in the ordinary course of the Company's or any Restricted Subsidiary's business and not for the purpose of speculation;

                (12) any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

                (13) Investments in insurance on the life of any participant in any deferred compensation plan of the Company or CB Richard made in the ordinary course of business consistent with past practices of the Company or CB Richard;

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

                (14) Permitted Co-investments in an aggregate amount not exceeding (a) for the period from the day after the Issue Date to December 31, 2001, the excess of $20.0 million over the aggregate amount of all such Investments made in the period from January 1, 2001 to the Issue Date, and (b) $20.0 million in each calendar year thereafter; provided, however, that such Investments made in Co-investment Entities investing in countries that are not members of the Organization for Economic Co-operation and Development shall not exceed $5.0 million in any calendar year; provided further, however, that (x) at the time of such Investment, no Default shall have occurred and be continuing (or result therefrom)and (y) immediately after giving pro forma effect to such Investment, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                (15) so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (15) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $15.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                "Permitted Liens" means the following types of Liens:

                (1) any interest or title of a lessor under any Capital Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation;

                (2) Liens securing Capital Lease Obligations and Purchase Money Indebtedness which may be incurred under Section 4.03(b)(14); provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

                (3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                (5) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

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

                (6) Liens securing Acquired Indebtedness incurred in accordance with Section 4.03; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                (7) Liens on commercial mortgage loans originated and owned by Melody or any Mortgage Banking Subsidiary pursuant to the Melody Mortgage Warehousing Facility;

                (8) Liens on investments made by Melody in connection with the Melody Loan Arbitrage Facility to secure Indebtedness under the Melody Loan Arbitrage Facility, if such investments were acquired by Melody with the proceeds of such Indebtedness;

                (9) Liens for taxes, fees, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; and

                (10) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves or other appropriate provision, if any, as may be required pursuant to GAAP.

                "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                "PIK Interest" means pay-in-kind interest payable on all outstanding Securities for which Cash Interest is not paid, in the form of the issuance of Additional Securities.

                "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

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

                "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                "Private Exchange Securities" has the meaning given such term in the Registration Rights Agreement.

                "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were

                (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

                (2) implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.

                "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets by the Company or any Restricted Subsidiary.

                "Rating Agencies" means Standard and Poor's Ratings Group and Moody's Investors Service, Inc. or any successor to the respective rating agency business thereof.

                "RCBA" means (1) RCBA Strategic Partners, L.P., (2) BLUM Capital Partners, L.P. and its successors and (3) any investment fund that is affiliated with BLUM Capital Partners, L.P. or its successors.

                "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

                (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                "Registration Rights Agreement" means the Notes Registration Rights Agreement dated July 20, 2001, among the Company and Credit Suisse First Boston Corporation.

                "Related Business" means any business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company or any of its Restricted Subsidiaries in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date.

                "Restricted Payment" with respect to any Person means

                (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a

        Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

                (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition) or

                (4) the making of any Investment (other than a Permitted Investment) in any Person.

                "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, and such revolving credit facility.

                "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                "SEC" means the Securities and Exchange Commission.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Securities" means the Securities issued under this Indenture.

                "Senior Subordinated Notes" means the 11 1/4% Senior Subordinated Notes due June 15, 2011 of Blum CB Corp.

                "Significant Subsidiary" means CB Richard and any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities of such Person pursuant to a written agreement to that effect.

                "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

                "Temporary Cash Investments" means any of the following:

                (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

                (2) investments in time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor,

                (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above and clauses (4) and (5) below entered into with a bank meeting the qualifications described in clause (2) above,

                (4) investments in commercial paper, maturing not more than one year from the date of creation thereof, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

                (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and

                (6) other short-term investments utilized by Foreign Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

                "Term Loan Facility" means the term loan facilities contained in the Credit Agreement and any other facilities or financing arrangements that Refinances in whole or in part any such term loan facility.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                "Transactions" shall mean, collectively, the following transactions to occur on or prior to the Issue Date: (a) the consummation of the Merger, (b) the execution and delivery of the Credit Agreement and the initial borrowings thereunder, (c) the closing of the tender offer for and the receipt of the requisite consents in connection with the consent solicitation in respect of CB Richard's existing 8-7/8% Senior Subordinated Notes Due 2006, (d) the Cash Equity Contribution and (e) the payment of all fees and expenses then due and owing that are required to be paid on or prior to the Issue Date in connection with the offering of the Securities.

                "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                "Unrestricted Subsidiary" means:

                (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                (2)     any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The

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

Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and other than shares of Capital Stock of CB Richard issuable upon exercise of employee stock options outstanding on the Issue Date) is owned by the Company or one or more Wholly Owned Subsidiaries.

                SECTION 1.02. Other Definitions.

                                                                              Defined in
                                         Term                                  Section
                                         ----                                  -------
                "Affiliate Transaction"............................           4.07
                "Bankruptcy Law"...................................           6.01
                "Change of Control Offer"..........................           4.09(b)
                "covenant defeasance option".......................           8.01(b)
                "Custodian"........................................           6.01

                "Event of Default".................................           6.01
                "legal defeasance option"..........................           8.01(b)
                "Legal Holiday"....................................           10.08
                "Offer"............................................           4.06(b)
                "Offer Amount".....................................           4.06(c)(2)
                "Offer Period".....................................           4.06(c)(2)
                "Paying Agent".....................................           2.03
                "Purchase Date"....................................           4.06(c)(1)
                "Registrar"........................................           2.03
                "Successor Company"................................           5.01

                SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "Commission" means the SEC;

        "indenture securities" means the Securities;

        "indenture security holder" means a Securityholder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor"on the indenture securities means the Company and any other obligor on the indenture securities.

                All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4)     "including" means including without limitation;

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

                (5) words in the singular include the plural and words in the plural include the singular;

                (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                (8) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

        THE SECURITIES

                SECTION 2.01. Form and Dating. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

                If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for

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

payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

                The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

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
                SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

                SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                Every replacement Security is an additional obligation of the Company.

                SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A

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

Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption

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

and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled, subject, in the case of Additional Securities other than Additional Securities issued as PIK Interest, to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and, in the case of Additional Securities other than Additional Securities issued as PIK Interest, issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                With respect to any Additional Securities (other than Additional Securities issued as PIK Interest), the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of
        Section 1273 of the Code (unless then applicable regulations under the Code would treat the outstanding Securities and the Additional Securities as part of the same issue); and

                (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                With respect to any Additional Securities issued as PIK Interest in accordance with paragraph 1 of the Securities, the Company shall deliver to the Trustee:

                (1) no later than the record date for the relevant interest payment date, a written notice setting forth the extent to which such interest payment will be made in the form of PIK Interest; and

                (2) no later than one Business Day prior to the relevant interest payment date, an order to authenticate and deliver such Additional Securities.

Any Additional Securities issued as PIK Interest shall, after being executed and authenticated pursuant to Section 2.02, be (i) delivered by the Trustee to the Securityholders as of the relevant record date at such Securityholders' registered address if the Securities are then held

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

in the form of certificated Securities in accordance with Section 2.4 of the Rule 144A/IAI Appendix hereto and (ii) be deposited with or on behalf of DTC for the benefit of the beneficial owners of the Securities as of the relevant record date, as applicable.

ARTICLE 3

        REDEMPTION

                SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                If the Company is required to redeem Securities pursuant to paragraph 6 of the Securities, it may reduce the accreted value of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Company has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with the notice.

                The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

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
                SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities (except in the case of a redemption pursuant to paragraph 6 of the Securities, in which case, the notice shall be mailed within the time period specified in such paragraph), the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                The notice shall identify the Securities to be redeemed and shall state:

                (1)     the redemption date;

                (2)     the redemption price;

                (3)     the name and address of the Paying Agent;

                (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

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

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Once notice of a redemption pursuant to paragraph 6 of the Securities is mailed, the Company shall be entitled to redeem the Securities pursuant to such paragraph at the redemption price provided for therein notwithstanding the occurrence of an Event of Default after the mailing date of such notice.

                SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

        COVENANTS

                Following the first day that (a) the ratings assigned to the Securities by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under this Indenture (and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both Rating Agencies or default under this Indenture), the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08.

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
                SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money or PIK Interest sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money or PIK Interest to the Securityholders on that date pursuant to the terms of this Indenture.

                The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders within 15 days after it files them with the SEC with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed with the SEC at the times specified for the filings of such information, documents and reports under such Sections provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and Securityholders within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

                In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

                SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.25 to 1 if such Indebtedness is Incurred prior to June 1, 2003 or 2.5 to 1 if such Indebtedness is Incurred thereafter.

                (b) (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

                (1) Indebtedness Incurred pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $100.0 million less the sum of all

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

        principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and (B) 80% of the book value of the accounts receivable of CB Richard and its Restricted Subsidiaries;

                (2) Indebtedness Incurred pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $225.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from Refinancings thereof);

                (3) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                (4) the Securities and the Exchange Securities (other than any Additional Securities (except Additional Securities issued as PIK Interest));

                (5) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (after giving effect to the Transactions) (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

                (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or any of its Restricted Subsidiaries (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or any of its Restricted Subsidiaries); provided, however, that on the date of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause
        (6) and then outstanding does not exceed $10.0 million;

                (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4), (5) or
        (6) of this Section 4.03(b) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                (8) Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

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

                (9) obligations in respect of letters of credit, performance, bid and surety bonds, completion guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

                (11) any Guarantee (including the Subsidiary Guaranties) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture (other than Indebtedness Incurred pursuant to clause (6) above);

                (12) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided, however that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

                (13)    Melody Permitted Indebtedness;

                (14) Purchase Money Indebtedness Incurred to finance the acquisition by the Company or any Restricted Subsidiary of any fixed or capital assets in the ordinary course of business in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, does not exceed $10.0 million;

                (15) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Restricted Subsidiaries Incurred pursuant to this clause (15) and then outstanding, does not exceed $15.0 million; and

                (16) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such

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

        Incurrence (other than Indebtedness permitted by clauses (1) through (15) of this Section 4.03(b) or Section 4.03(a)), does not exceed $30.0 million.

                (c) (c) Notwithstanding the foregoing, (i) the Company will not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations and (ii) no Restricted Subsidiary will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance Indebtedness of the Company.

                (d) (d) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to clause (b)(16) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification) and (2) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

                For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

                SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                (i)             (1)     a Default shall have occurred and be
                        continuing (or would result therefrom);

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

                (ii)            (2)     the Company is not entitled to Incur an
                        additional $1.00 of Indebtedness under Section 4.03(a);
                        or

                (iii)           (3)     the aggregate amount of such Restricted
                        Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                        (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                        (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                        (C) the amount by which Indebtedness of the Company is reduced on the Company's or CB Richard's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or CB Richard convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company or CB Richard (less the amount of any cash, or the fair value of any other property, distributed by the Company or CB Richard upon such conversion or exchange); plus

                        (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

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

                (c) (b) The provisions of Section 4.04(a) shall not prohibit:

                (i)             (1)     any Restricted Payment made out of the
                        Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                (ii)            (2)     any purchase, repurchase, redemption,
                        defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                (iii)           (3)     dividends paid within 60 days after the
                        date of declaration thereof if at such date of declaration such dividend would have complied with this
                        Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                (iv)            (4)     repurchases of Capital Stock of the
                        Company required under CB Richard's 401(k) plan as it existed as of the Issue Date; provided, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

                (v)             (5)     so long as, in the case of clause (I)
                        below, no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of the Company's Subsidiaries from employees (including substantially full-time independent contractors), former employees, directors, former directors or consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors or consultants): (I) pursuant to the terms of the agreements (including employment agreements)or plans (or amendments thereto)approved by the Board of Directors under which such

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

                        individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $5.0 million, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause
                        (3)(B) of paragraph (a) above) and (C) the cash proceeds of any "key man" life insurance policies that are used to make such repurchases or (II) in connection with the cancellation of Indebtedness owed to the Company or any of its Restricted Subsidiaries, the proceeds of such Indebtedness was used to purchase shares of Capital Stock of the Company; provided further, however, that
                        (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                (vi)            (6)     Investments made by Melody in connection
                        with the Melody Loan Arbitrage Facility or the Melody Mortgage Warehousing Facility; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

                (vii)           (7)     payments required pursuant to the terms
                        of the Merger Agreement to consummate the Merger; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

                (viii)          (8)     Restricted Payments in an aggregate
                        amount which, when taken together with all Restricted Payments made pursuant to this clause (8) which have not been repaid, does not exceed $20.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

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




               SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

               (i)       (1) with respect to clauses (a), (b) and (c),

                      (A) any encumbrance or restriction pursuant to an
               agreement of CB Richard or any of its Subsidiaries in effect at or entered into on the Issue Date;

                      (B) any encumbrance or restriction contained in the terms
               of any Indebtedness Incurred pursuant to Section 4.03(b)(15) or any agreement pursuant to which such Indebtedness was issued if
               (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith);

                      (C) any encumbrance or restriction with respect to a
               Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any of its Restricted Subsidiaries (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or any of its Restricted Subsidiaries) and outstanding on such date;

                      (D) any encumbrance or restriction pursuant to an
               agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1) (A), (B) or (C) or this clause (D) or contained in any amendment to an agreement referred to in Section 4.05(1)(A), (B) or (C) or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and


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

                      (E) any encumbrance or restriction pursuant to applicable law; and

               (ii)       (2)    with respect to clause (c) only,

                      (A) any such encumbrance or restriction consisting of
               customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                      (B) restrictions contained in security agreements or
               mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                      (C) restrictions on the transfer of assets subject to any
               Lien permitted under this Indenture imposed by the holder of such Lien; and

                      (D) any restriction with respect to a Restricted
               Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

               SECTION 4.06. Limitation on Sales of Assets and Subsidiary
Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition; (2) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of CB Richard or any Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within fifteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other unsubordinated Indebtedness of the Company designated by the Company) to purchase Securities (and such other unsubordinated Indebtedness of the Company) pursuant to and subject to the conditions of Section 4.06(b); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such


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

Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this
Section 4.06(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

               For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

               (b) In the event of an Asset Disposition that requires the purchase of Securities (and other unsubordinated Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other unsubordinated Indebtedness of the Company) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other unsubordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other unsubordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such unsubordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of over-subscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other unsubordinated Indebtedness of the Company) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities and other unsubordinated Indebtedness to be purchased on a pro rata basis but in round denominations. The Company shall not be required to make an Offer to purchase Securities (and other unsubordinated Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

               (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed

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

decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

               (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other unsubordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other unsubordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

               (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that

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

such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

               (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

               SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such Affiliate Transaction in arm's-length dealings with a Person who is not such an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $2.5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

               (b) The provisions of Section 4.07(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors; (3) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time; (4) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business; (5) any transaction between or among the Company, any Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;
(6) the


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

issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; (8) the payment of fees and other expenses to be paid by the Company or any of its Subsidiaries in connection with the Merger;
(9) any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Company or the Restricted Subsidiaries)and the transactions evidenced thereby; and (10) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

               SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company, CB Richard or a Wholly Owned Subsidiary), and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than the Company, CB Richard or a Wholly Owned Subsidiary) unless (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary or (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person (other than in the case of an Exempt Subsidiary) remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would have been permitted to be made under
Section 4.04 if made on the date of such issuance, sale or other disposition.

               SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Credit Agreement prohibit the Company from making a Change of Control Offer or from

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

purchasing Securities pursuant thereto, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all indebtedness outstanding under the Credit Agreement offer to repay in full all such indebtedness and repay the indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the Credit Agreement to permit the repurchase of the Securities as provided for in Section 4.09(b).

               (b) Within 30 days following any Change of Control, unless the Company has exercised its option to redeem all the Securities pursuant to paragraph 5 of the Securities the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

               (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

               (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

               (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

               (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

               (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control


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Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Securities pursuant to paragraph 6 of the Securities.

                (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

                SECTION 4.10. Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, in each case, created or acquired to secure Indebtedness of the Company, unless, except in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Securities which shall not be permitted, the Securities are equally and ratably secured, except for:

               (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date;

               (b) Liens securing the Securities and Liens securing Indebtedness guarantees of Indebtedness under the Credit Agreement;

               (c) Liens of the Company or a Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;

               (d) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that such Liens (i) are no less favorable to the Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and

               (e)    Permitted Liens.

               SECTION 4.11. Conduct of Business. The Company will not, and will not permit its Restricted Subsidiaries to, engage in any business which is not a Related Business.

               SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as

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

Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

               SECTION 4.13. Payment of Additional Interest. If additional interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Securities, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such additional interest that is payable, (ii) whether and to what extent such additional interest is to be in the form of PIK Interest, and (iii) the date on which such interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no Registration Default (as defined in the Registration Rights Agreement) exists and that no additional interest is owed by the Company. If the Company has paid additional interest directly to the persons entitled to such interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

               SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

        MERGER AND CONSOLIDATION

               Following the first day that (a) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under this Indenture (and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both Rating Agencies or default under this Indenture), the Company shall not be subject to clause (3) of Section 5.01(a).

                SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the


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        Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

               The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE 6

        DEFAULTS AND REMEDIES

        SECTION 6.01. Events of Default. An "Event of Default" occurs if:

        (i) (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

        (ii) (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration of acceleration or otherwise;

        (iii)           (3) the Company fails to comply with Section 5.01;

        (iv) (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

        (v) (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;


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        (vi)    Indebtedness of the Company or any Significant Subsidiary is not
                paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

        (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A)     commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (D) makes a general assignment for the benefit of its creditors;

        or takes any comparable action under any foreign laws relating to insolvency;

        (viii) (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

        or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

        (ix) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of


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law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

               The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.


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        SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Company and the administrative agent (or similar agent if there is no administrative agent) under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is


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unduly prejudicial to the rights of other Securityholders or would involve the
Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such

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judicial proceeding is hereby authorized by each Holder to make payments to the
Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

                SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

        FIRST:  to the Trustee for amounts due under Section 7.07;

        SECOND: to holders of senior indebtedness of the Company as certified to the Trustee by the Company;

        THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

        FOURTH:  to the Company.

               The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.


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                SECTION 6.11. Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so under applicable law) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

         TRUSTEE

                SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                (b) Except during the continuance of an Event of Default:

                (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                (1)     this paragraph does not limit the effect of paragraph
        (b) of this Section;


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                (2)     the Trustee shall not be liable for any error of
        judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken,


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omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall


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not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

               The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                (1)     the Trustee fails to comply with Section 7.10;

                (2)     the Trustee is adjudged bankrupt or insolvent;

                (3) a receiver or other public officer takes charge of the Trustee or its property; or

                (4)     the Trustee otherwise becomes incapable of acting.

                If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.



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                If the Trustee fails to comply with Section 7.10, any
Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee (or, in the case of a subsidiary of a bank holding company, its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 8

           DISCHARGE OF INDENTURE; DEFEASANCE

                SECTION 8.01. Discharge of Liability on Securities; Defeasance.
(a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or
(2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the


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mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in
the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3).

                Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide


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

        cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
        (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
        Article 8 have been complied with.

                Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.


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
                SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

         AMENDMENTS

                SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture, or the Securities without notice to or consent of any Securityholder:

                (1) to cure any ambiguity, omission, defect or inconsistency;

                (2)     to comply with Article 5;

                (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued


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

        in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                (4) to add guarantees with respect to the Securities or to secure the Securities;

                (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                (7) to make any change that does not adversely affect the rights of any Securityholder.

                After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                (1) reduce the amount of Securities whose Holders must consent to an amendment;

                (2) reduce the rate of or extend the time for payment of interest on any Security;

                (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

                (5) make any Security payable in money other than that stated in the Security;

                (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or


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

                (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely

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

affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

         MISCELLANEOUS

                SECTION 10.01.Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                SECTION 10.02.Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Company:

                      CBRE Holding, Inc.
                      909 Montgomery Street
                      Suite 400
                      San Francisco, California

                      Attention:  Alan Willis
               if to the Trustee:

                      State Street Bank and Trust Company
                        of California, N.A.
                      633 West 5th Street, 12th Floor
                      Los Angeles, California  90071

                      Attention:  Corporate Trust Administration
                                  (CBRE Holding, Inc.
                                  16% Senior Notes Due July 20, 2011)

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

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

                Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                SECTION 10.03.Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                SECTION 10.04.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                SECTION 10.05.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                SECTION 10.06.When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction,

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

waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                SECTION 10.07.Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                SECTION 10.08.Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                SECTION 10.09.Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

                SECTION 10.10.No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                SECTION 10.11.Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                SECTION 10.12.Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                SECTION 10.13.Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


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


               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       CBRE HOLDING, INC.

                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.

                                 By:
                                     -----------------------------------------
                                     Name:
                                     Title:



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



                             RULE 144A/IAI APPENDIX

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES


        1.     Definitions

               1.1    Definitions

               For the purposes of this Appendix the following terms shall have the meanings indicated below:

               "Applicable Procedures" means with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC that apply to such transfer or exchange.

               "Depository" or "DTC" means The Depository Trust Company, its nominees and their respective successors.

               "Exchange Securities" means (1) the 16% Senior Notes Due July 20, 2011 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

               "Initial Purchaser" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston Corporation and
(2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a) (1), (2), (3) or
(7) under the Securities Act.

               "Initial Securities" means (1) $65.0 million aggregate principal amount of 16% Senior Notes Due July 20, 2011 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

               "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

               "Private Exchange Securities" means any 16% Senior Notes Due July 20, 2011 issued in connection with a Private Exchange.

               "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated June 29, 2001 between the Company and the Initial Purchaser, as such agreement has been amended on or prior to the date hereof, and (2) with respect to each issuance of Additional Securities (other than Additional Securities issued as PIK Interest), the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

               "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated July 20, 2001 between the Company and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities (other than Additional Securities issued as PIK Interest) issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

               "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

               "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

               "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

               "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b)hereto.

               1.2    Other Definitions

                                                         Defined
               Term                                      in Section
               ----                                      ----------
               "Agent Members"                           2.1(b)
               "Global Security"                         2.1(a)
               "Restricted Global Security"              2.1(a)
               "Rule 144A"                               2.1(a)


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

        2.     The Securities.

               2.1 (a) Form and Dating. Initial Securities offered and sold to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") or to Institutional Accredited Investors, in each case as provided in the Purchase Agreement, and Private Exchange Securities, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Securities shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Securities issued in global form and Restricted Global Securities are sometimes referred to in this Appendix as "Global Securities."

                (b) (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

               The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

               Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.


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

                (c) (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

               2.2 Authentication. The Trustee shall authenticate and deliver:
(1) on the Issue Date, an aggregate principal amount of $65.0 million 16% Senior Notes Due July 20, 2011, (2) any Additional Securities (other than Additional Securities issued as PIK Interest) for an original issue in an aggregate principal amount specified in the Officers' Certificate of the Company pursuant to Section 2.13 of the Indenture, (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, and (4) any Additional Securities issued as PIK Interest in accordance with paragraph 1 of the Security, in each case upon a written order of the Company signed by one Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities (other than Additional Securities issued as PIK Interest) pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

               2.3    Transfer and Exchange.

               (d) (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                      (A)       (ii)    Notwithstanding any other provisions of
                             this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                      (B)       (iii)   In the event that a Restricted Global
                             Security is exchanged for Securities in
                             certificated registered form pursuant to Section
                             2.4 of this Appendix, prior to the consummation of a

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

                             Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or are made to Institutional Accredited Investors, as the case may
                             be) and such other procedures as may from time to time be adopted by the Company.

                      (C)       (iv)   In connection with all transfers and
                             exchanges of interests in Global Securities (other than transfers of interests in a Global Security to Persons who take delivery thereof in the form of an interest in the same Global Security), the transferor of such interest must deliver to the DTC
                             (1) instructions given in accordance with the Applicable Procedures from an Agent Member or an indirect Agent Member directing DTC to credit or cause to be credited an interest in the specified transferee Global Security in an amount equal to the interest to be transferred or exchanged and to debit or cause to be debited an interest in the specified transferor Global Security also in an amount equal to the interest to be transferred or exchanged, and (2) a written order given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited and/or debited with such increase or decrease. In addition, the principal amount of Securities represented by such transferor Global Security shall be reduced accordingly and an endorsement shall be made on such transferor Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and the principal amount of Securities represented by such transferee Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

              (e) (b) Legend.

                      (A)       (i)   Except as permitted by the following
                             paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
        (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO INVESTORS THAT ARE INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a) (1), (2), (3) or (7) UNDER THE SECURITIES ACT), (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
        (A) ABOVE.

                      (B)       (ii)   Upon any sale or transfer of a Transfer
                             Restricted Security (including any Transfer
                             Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                      (C)       (iii)  After a transfer of any Initial
                             Securities or Private Exchange Securities pursuant to and during the period

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

                             of the effectiveness of a Shelf Registration
                             Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                      (D)       (iv)   Upon the consummation of a Registered
                             Exchange Offer with respect to the Initial
                             Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                      (E)       (v)    Upon the consummation of a Private
                             Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in
                             Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                (f) (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if

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

it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                (g) (d) Obligations with Respect to Transfers and Exchanges of Securities.

                        (A)             (i)     To permit registrations of
                                transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

                        (B)             (ii)    No service charge shall be made
                                for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 3.06 and
                                4.09 of the Indenture).

                        (C)             (iii)   The Registrar or co-registrar
                                shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                        (D)             (iv)    Prior to the due presentation
                                for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                        (E)             (v)     All Securities issued upon any
                                transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 (e)    No Obligation of the Trustee.

                        (F)             (i)     The Trustee shall have no
                                responsibility or obligation to any beneficial owner of a Global Security, a

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

                                member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                        (G)             (ii)    The Trustee shall have no
                                obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               2.4    Certificated Securities.

               (h) (a) A Restricted Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to
Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

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

                (i) (b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Private Exchange Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

                (j) (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                (k) (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.


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
                                    EXHIBIT 1
                                       TO
                             RULE 144A/IAI APPENDIX


                       [FORM OF FACE OF INITIAL SECURITY]


                           [GLOBAL SECURITIES LEGEND]


        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        [Restricted Securities Legend]

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        (l) THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A

QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO INVESTORS THAT ARE INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a) (1), (2),
(3) or (7) UNDER THE SECURITIES ACT), (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.








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




                             CUSIP NO. ___________ $


                       16% SENIOR NOTES DUE JULY 20, 2011


        CBRE Holding, Inc., a Delaware corporation, promises to pay to       ,or
registered assigns, the principal sum of          Dollars on July 20, 2011.

        Interest Payment Dates: January 20, April 20, July 20 and October 20.

        Record Dates: January 5, April 5, July 5 and October 5.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated: July 20, 2001

                                        CBRE HOLDING, INC.

                                 By:
                                      -----------------------------------------
                                      Name:
                                      Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.


by: __________________________________
    Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                        16% SENIOR NOTE DUE JULY 20, 2011


               1.     Interest

               CBRE Holding, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

               The Company will pay interest quarterly on January 20, April 20, July 20 and October 20 of each year, commencing October 20, 2001; provided, however, that (i) until the fifth anniversary of the issuance of the Securities, interest in excess of 12% per annum may, at the option of the Company, be in the form of PIK Interest and (ii) to the extent CB Richard's ability to pay cash dividends to the Company is at such time restricted by the terms of the Credit Agreement in effect on the Issue Date or as thereafter amended, modified or any replacement facility or Refinancing Indebtedness; provided, however, that the terms of such Credit Agreement as amended, or modified, or such replacement facility or Refinancing Indebtedness are no more restrictive with respect to the payment of cash dividends to the Company than the terms of the Credit Agreement on the Issue Date, interest on the Securities may, at the option of the Company, be paid in the form of PIK Interest. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 20, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2.     Method of Payment

               The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 5, April 5, July 5 and October 5 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except in the case of interest paid in the form of PIK Interest, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

               3.     Paying Agent and Registrar

               Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

               4.     Indenture

               The Company issued the Securities under an Indenture dated as of July 20, 2001 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

               5.     Optional Redemption

               On and after July 20, 2001, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on




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

the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on July 20 of the years set forth below:

                Redemption Period             Price
                -----------------             -----
                2001......................    116.0%
                2002......................    112.8%
                2003......................    109.6%
                2004......................    106.4%
                2005......................    103.2%
                2006 and thereafter.......    100.0%

               6.     Notice of Redemption

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

               7.     Put Provisions

               Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

               8.     Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of $1.00 principal amount and whole multiples of $1.00 A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.



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

               9.     Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

               10.    Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

               11.    Discharge and Defeasance

               Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

               12.    Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

               13.    Defaults and Remedies

               Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10.0 million;

(v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

               14.    Trustee Dealings with the Company

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

               15.    No Recourse Against Others

               A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               16.    Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

               17.    Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

               18.    CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               19.    Holders' Compliance with Registration Rights Agreement.

               Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

               20.    Governing Law.

               THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

               CBRE Holding, Inc.
               909 Montgomery Street Suite 400
               San Francisco, California  94133

               Attention:  Alan Willis

                                 ASSIGNMENT FORM


               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

      ------------------------------------------------------
             (Print or type assignee's name, address and zip code)

      ------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

               and irrevocably appoint              agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

               ------------------------------------------------------------

               Date:  ________________ Your Signature: _____________________

               -------------------------------------------------------------

               Sign exactly as your name appears on the other side of this Security.

               In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

               CHECK ONE BOX BELOW

               (1)[ ] to the Company; or

               (2)[ ] pursuant to an effective registration statement under the
                      Securities Act of 1933; or

               (3)[ ] to a "qualified institutional buyer" (as defined in Rule
                      144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

               (4)[ ] to investors that are institutional "accredited investors"
                      (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act of 1933; or

               (5)[ ] pursuant to the exemption from registration provided by
                      Rule 144 under the Securities Act of 1933.

               Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

        ------------------------
        Signature

                                            Signature Guarantee:
        ------------------------
        Signature
                                            ------------------------------
                                            Signature must be guaranteed

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               Dated:
                      ------------------        ------------------------------

               NOTICE:  To be executed by an executive officer

               TO BE COMPLETE BY PURCHASER IF (4) ABOVE IS CHECKED

               The undersigned represents and warrants that it is an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or
(7) of Regulation D under the Securities

Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities, and it and any accounts for which it is acting are each able to bear the economic risk of its or their investment, as the case may be. It is acquiring the Securities purchased by it for its account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which it exercises sole investment discretion.

               Dated:
                      ------------------        -------------------------------

               NOTICE:  To be executed by an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


               The following increases or decreases in this Global Security have been made:

                                                              Principal        Signature of
                         Amount of          Amount of       amount of this      authorized
                        decrease in        increase in     Global Security      officer of
                     Principal amount   Principal amount    following such      Trustee or
                      of this Global     of this Global      decrease or        Securities
 Date of Exchange        Security           Security          increase)          Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                     [ ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $ .

Date:                     Your Signature:
       ---------------                    ------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security.)

Signature Guarantee:
                      ---------------------------------------
                      (Signature must be guaranteed)

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A


                       [FORM OF FACE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]


               *If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such
Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

               **If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

               CUSIP No.                    $
                         -------------

               16% Senior Notes Due July 20, 2011

               CBRE Holding, Inc., a Delaware corporation, promises to pay
to           , or registered assigns, the principal sum of            Dollars
on July 20, 2011.

               Interest Payment Dates: January 20, April 20, July 20 and October 20.

               Record Dates:  January 5, April 5, July 5 and October 5.

               Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        CBRE HOLDING, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.


by:
    -----------------------------
     Authorized Signatory


                        [FORM OF REVERSE SIDE OF SECURITY


                          OR PRIVATE EXCHANGE SECURITY]

                        16% SENIOR NOTE DUE JULY 20, 2011


               1.     Interest

               CBRE Holding, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](3) The Company will pay interest quarterly on January 20, April 20, July 20 and October 20 of each year, commencing October 20, 2001; provided, however, that (i) until the fifth anniversary of the issuance of the Securities, interest in excess of 12% per annum may, at the option of the Company, be PIK Interest and (ii) to the extent CB Richard's ability to pay cash dividends to the Company is at such time restricted by the terms of the Credit Agreement in effect on the Issue Date or as thereafter amended, modified or any replacement facility or Refinancing Indebtedness; provided, however, that the terms of such Credit Agreement as amended, or modified, or such replacement facility or Refinancing Indebtedness are no more restrictive with respect to the payment of cash dividends to the Company than the terms of the Credit Agreement on the Issue Date, interest on the Securities may, at the option of the Company, be paid in the form of PIK Interest. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 20, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2.     Method of Payment

               The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 5, April 5, July 5 and October 5 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except in the case of interest paid in the form of PIK Interest, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

               3.     Paying Agent and Registrar

               Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and

-------------------
(3) Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

               4.     Indenture

               The Company issued the Securities under an Indenture dated as of July 20, 2001 ("Indenture"), between the Company, and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

               5.     Optional Redemption

               On and after July 20, 2006, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount, on the redemption date) plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on July 20 of the years set forth below:

                Redemption Period             Price
                -----------------             -----
                2001......................    116.0%
                2002......................    112.8%
                2003......................    109.6%
                2004......................    106.4%
                2005......................    103.2%
                2006 and thereafter.......    100.0%

               6.     Notice of Redemption

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

               7.     Put Provisions

               Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

               8.     Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of $1.00 principal amount and whole multiples of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

               9.     Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

               10.    Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

               11.    Discharge and Defeasance

               Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

               12.    Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

               13.    Defaults and Remedies

               Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

               14.    Trustee Dealings with the Company

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the

Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

               15.    No Recourse Against Others

               A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               16.    Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

               17.    Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

               18.    CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               19.    Holders' Compliance with Registration Rights Agreement

               Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

               20.    Governing Law

               THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

               CBRE Holding, Inc.
               909 Montgomery Street Suite 400
               San Francisco, California  94133

               Attention:  Alan Willis

                                 ASSIGNMENT FORM


               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

        ------------------------------------------------------------
        (Print or type assignee's name, address and zip code)

        ------------------------------------------------------------
             (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

               ------------------------------------------------------------

               Date:                   Your Signature:
                      -----------------                ---------------------

               ------------------------------------------------------------
               Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                     [ ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or of the Indenture, state the amount in principal amount: $

        Date:                     Your Signature:
               ---------------                     ----------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.)

Signature Guarantee:
                      -------------------------------
                      (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.